                            WILLKIE FARR & GALLAGHER
                               787 Seventh Avenue
                             New York, NY 10019-6099

April 18, 2000


Hauser, Inc.
5555 Airport Boulevard
Boulder, CO  80301

Ladies and Gentlemen:

We have acted as counsel to Hauser, Inc. (the "Company"), a corporation organized under the laws of the State of Delaware, with respect to the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about April, 2000, in connection with the registration under the Securities Act of 1933, as amended (the "Act"), by the Company of 850,000 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), issuable under the Hauser, Inc. 1999 Stock Incentive Plan (the "Incentive Plan") and 150,000 shares of Common Stock issuable under the Hauser, Inc. 1999 Stock Purchase Plan (the "Stock Purchase Plan" and, together with the Incentive Plan, the "Plans"). "Company Shares" hereafter refers to shares of Common Stock issuable under the Plans.

We have examined copies of the Certificate of Incorporation and By-Laws of the Company, the Registration Statement and resolutions adopted by the Company's Board of Directors. We have also examined such other documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.

In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company.

Based on the foregoing, we are of the opinion that, when the Registration Statement has become effective under the Act, the Company Shares, when duly issued, sold and paid for in accordance with the terms of the Plans, will be legally issued, fully paid and non-assessable.

We are qualified to practice law in the State of New York and do not purport to be experts on, or to express any opinion herein, concerning any law, other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Willkie Farr & Gallagher